UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2003

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

43-1792717

(I.R.S. employer identification number)

0-23325

(Commission file number)

1341 West Battlefield
Springfield, Missouri 65807
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333

Not applicable
(Former name or former address, if changed since last report)

INCLUDED INFORMATION

Item 5. Other Events and Regulation FD

On July 16, 2003, Guaranty Federal Bancshares, Inc. issued a press release announcing that during the twelve month period ended June 30, 2003 the Company (i) repurchased 87,286 shares of stock at an average price of $15.02 per share, and (ii) paid four quarterly dividends of $0.15 per share.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number    Description

 99.1                       Press release, dated July 16, 2003 (furnished with respect to Item 12)

Item 9. Regulation FD Disclosure (Information Being Provided under Item 12)

On July 16, 2003, Guaranty Federal Bancshares, Inc. issued a press release announcing its earnings for the fourth quarter ended June 30, 2003. This information is being furnished pursuant to Item 12 “Results of Operations and Financial Condition” of Form 8-K in accordance with interim guidance provided by the Securities and Exchange Commission in Release No. 33-8216.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                       Guaranty Federal Bancshares, Inc.

                                                                       By:

                                                                       /s/ Don M. Gibson______________

                                                                       Don M. Gibson

                                                                       President and Chief Executive Officer

Date: July 16, 2003

Exhibit 99.1

Contact:  Don M. Gibson

For Immediate Release

                 417-520-4333

GUARANTY FEDERAL BANCSHARES, INC. ANNOUNCES

A 27% INCREASE IN ANNUAL EARNINGS PER SHARE

SPRINGFIELD, MO – (July 16, 2003) – Guaranty Federal Bancshares, Inc, (NASDAQ:GFED), the holding company for Guaranty Bank, today announced earnings for the fourth quarter ended June 30, 2003, were $0.33 per share, ($931,000) up from the $0.31 per share ($874,000) the Company earned during the same quarter in the prior year.  This represents a 6% increase in quarterly earnings per share. Earnings for the twelve month period ending June 30, 2003 were $1.28 per share, ($3,580,000) up from the $1.01 per share, ($3,593,000) the Company earned during the same period in 2002.  This represents a 27% increase in earnings per share when compared to the same period in the prior year.

During the twelve month period ended June 30, 2003 the Company repurchased 87,286 shares of stock at an average cost of $15.02 per share.  During the same period the Company paid four quarterly dividends of $0.15 per share.

Guaranty Federal Bancshares Inc. has a subsidiary corporation offering banking services.  The principal subsidiary, Guaranty Bank, is located in Springfield, Missouri, and has eight branches and 18 ATM locations located in Greene and Christian Counties.  In addition Guaranty Bank is a member of the Privileged Status ATM network, which provides its customers surcharge free access to over 60 area ATM’s and over 1,000 ATM’s nationwide.

Financial Highlights:
	Quarter ended		Twelve Months ended
Operating Data:	30-Jun-03	30-Jun-02	30-Jun-03	30-Jun-02
	(Dollar amounts are in thousands, except per share data)

Total interest income	$ 5,187	5,833	21,781	25,222
Total interest expense	2,580	3,125	11,444	14,086
Provision for loan losses	150	75	610	291
Net interest income after
provision for loan losses	2,457	2,633	9,727	10,845
Noninterest income	844	977	3,688	3,634
Noninterest expense	2,069	2,244	8,179	8,994

Income before income tax	1,232	1,366	5,236	5,485
Income tax expense	301	492	1,656	1,892

Net income	$ 931	874	3,580	3,593
Net income per share-basic	$ 0.33	0.31	1.28	1.01
Net income per share-diluted	$ 0.33	0.31	1.26	1.00

Annualized return on average assets	0.98%	0.93%	0.95%	0.93%
Annualized return on average equity	10.11%	9.73%	9.78%	7.63%
Net interest margin	2.91%	2.98%	2.90%	2.99%

		As of	As of
Financial Condition Data:		30-Jun-03	30-Jun-02

Cash and cash equivalents		$ 19,015	16,964
Investments		15,522	19,683
Loans, net of allowance for loan losses		336,838	319,916
6/30/2003 - $2,775; 6/30/2002 - $2,650
Other assets		18,776	19,987
Total Assets		$ 390,151	376,550

Deposits		$ 235,677	225,284
FHLB advances		114,619	111,083
Other liabilities		3,313	4,748
Total liabilities		353,609	341,115
Stockholder's equity		36,542	35,435
Total liabilities and stockholder equity		$ 390,151	376,550

Book value per share		$ 13.14	12.69

Non performing assets		$ 513	2,434